Exhibit 1.2
BOTTLING GROUP, LLC
(the “Company”)
Guaranteed Debt Securities
TERMS AGREEMENT
October 21, 2008
To: The Representatives of the Underwriters identified herein
Dear Sirs:
     The Company agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement dated October 21, 2008 (the “Underwriting Agreement”) attached hereto as Exhibit A, and the several Underwriters agree to purchase, the following securities (“Offered Securities”) on the following terms:
          Title: 6.95% Senior Notes Due 2014 (the “Notes”).
          Principal Amount: $1,300,000,000.
          Interest: 6.95% per annum, from October 24, 2008, payable semi-annually on March 15 and September 15, commencing March 15, 2009, to holders of record on the preceding March 1 or September 1, as the case may be.
          Maturity: March 15, 2014.
          Optional Redemption: Make-whole at any time, with prior consent of PepsiCo, Inc., at the greater of (i) 100% of the principal amount of the Offered Securities being redeemed or (ii) discounted present value at Treasury rate plus 50 basis points, as more fully described in the prospectus supplement.
          Guarantee of Notes: PepsiCo, Inc. will be obligated to guarantee the Notes on and after the guarantee commencement date, except that under certain circumstances the guarantee may not become effective or may become effective as to less than all of the principal and interest and premium, if any, on the Notes, as more fully described in the Indenture.
          Sinking Fund: None
          Listing: None.
          Purchase Price: 99.793% of principal amount, plus accrued interest, if any, from October 24, 2008.
          Gross Spread: 0.60% of principal amount.
          Applicable Time: 4:30 p.m. (Eastern Time) on the date of this Terms Agreement.
          Final Term Sheet: The Company and the Guarantor will prepare and file a final term sheet relating to the Offered Securities as contemplated in Section 4(b) of the Underwriting Agreement. The final term sheet for the Notes is set forth in Exhibit B hereto.

          Closing: 9:30 a.m. on October 24, 2008, or such other time as may be agreed by the parties hereto, at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, in Federal (same day) funds.
          Settlement and Trading: Book-Entry Only via DTC.
          Names and Addresses of the Representatives for purposes of Section 10 of the Underwriting Agreement:

Name	Address

Morgan Stanley & Co. Incorporated	1585 Broadway, 4th Floor
New York, NY 10036

Deutsche Bank Securities Inc.	Attn: Investment Grade Debt Capital Markets Syndicate Desk, 3rd Floor
60 Wall Street
New York, NY 10005

HSBC Securities (USA) Inc.	HSBC Tower 3
452 5th Avenue
New York, NY 10018

J.P. Morgan Securities Inc.	Attn: High Grade Syndicate Desk – 8th Floor
270 Park Avenue
New York, NY 10017

Merrill Lynch, Pierce, Fenner & Smith Incorporated	4 World Financial Center 250 Vesey Street
New York, New York 10080
     The principal amount of the Offered Securities to be purchased by each of the Underwriters is set forth opposite their names in Schedule A hereto.
     The provisions of the Underwriting Agreement are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions had been set forth in full herein.
     The Offered Securities will be made available for checking and packaging at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 at least 24 hours prior to the Closing.
     For purposes of Sections 1 and 7 of the Underwriting Agreement, the only information furnished to the Company or the Guarantor by any Underwriter for use in the Company Registration Statement, any Company Statutory Prospectus, the Company Prospectus, any Issuer Free Writing Prospectus, the Guarantor Registration Statement, any Guarantor Statutory Prospectus or the Guarantor Prospectus consists of the following information in each of the Company Statutory Prospectus, Company Prospectus, Guarantor Statutory Prospectus and the Guarantor Prospectus furnished on behalf of each Underwriter: (i) the names of the Underwriters contained on the front and back covers of the prospectus supplement and in the table set out in the first paragraph under the caption “Underwriting” in the prospectus supplement, (ii) the sentence on the cover of the prospectus supplement beginning with the phrase “The underwriters expect to deliver the notes in book-entry form”, and (iii) the information contained in the third and seventh paragraphs under the caption “Underwriting” in the prospectus supplement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Guarantor and the several Underwriters in accordance with its terms.
     Very truly yours,

Bottling Group, LLC
By	/s/ Brian Newman
Name:	Brian Newman
Title:	Managing Director-Delegatee

PepsiCo, Inc., As Guarantor
By	/s/ Lionel L. Nowell III
Name:	Lionel L. Nowell III
Title:	Senior Vice President and Treasurer

The foregoing Terms Agreement is hereby confirmed
     and accepted as of the date first above written.
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated,
Acting on behalf of themselves and as the Representatives
of the several Underwriters.
By Morgan Stanley & Co. Incorporated

By	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Vice President

SCHEDULE A

Principal
Underwriter	Amount of Notes
Morgan Stanley & Co. Incorporated	$390,000,000
Deutsche Bank Securities Inc.	195,000,000
HSBC Securities (USA) Inc.	195,000,000
J.P. Morgan Securities Inc.	195,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,000,000
Banc of America Securities LLC	99,666,667
Citigroup Global Markets Inc.	99,666,666
Credit Suisse Securities (USA) LLC	99,666,667
The Williams Capital Group, L.P.	13,000,000
Total	$1,300,000,000

EXHIBIT A
Underwriting Agreement dated October 21, 2008

Dated October 21, 2008
BOTTLING GROUP, LLC
Guaranteed Debt Securities
UNDERWRITING AGREEMENT
     Bottling Group, LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 1.A.(a) (the “Registered Securities”). The Registered Securities will be issued under an indenture (the “Indenture”), to be entered into among the Company, PepsiCo, Inc., a North Carolina corporation (the “Guarantor”), and The Bank of New York Mellon, as trustee (the “Trustee”), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Payment of principal of and interest and premium, if any, on the Registered Securities will be unconditionally and irrevocably guaranteed on a senior unsecured basis (the “Guarantee”) by the Guarantor, with the Guarantee becoming effective on the Guarantee Commencement Date (as defined in the Indenture), except that, under certain circumstances described in the Indenture, the Guarantee may not become effective or may become effective as to less than all of the principal of and interest and premium, if any, on the Registered Securities. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 2, for resale in accordance with terms of offering determined at the time of sale.
     The Registered Securities involved in any such offering together with the Guarantee are collectively referred to hereinafter as the “Offered Securities.” The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 2 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives,” as used in this Agreement (other than in Sections 1.A.(b), 1.B.(b), 6(d) and 7 and the second sentence of Section 2), shall mean the Underwriters.
     1. Representations and Warranties.
     A. Representations and Warranties of the Company.
     The Company, as of the date of each Terms Agreement referred to in Section 2, represents and warrants to, and agrees with, each Underwriter that:
     (a) A registration statement (No. 333-132716), including a prospectus, relating to the Registered Securities has been filed by the Company with the Securities and Exchange Commission (the “Commission”) and has become effective. “Company Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto as of or prior to such time, any document then incorporated by reference therein and any information in a prospectus or prospectus supplement (including a preliminary prospectus supplement or final prospectus supplement) deemed or retroactively deemed to be a part thereof at such time pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act of 1933, as amended (the “Act”), in each case that has not been superseded or modified. “Company Registration Statement” without reference to a time means the Company Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the “Effective Date” of the Company Registration Statement relating to the Offered Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Company Registration Statement pursuant to Rule 430B shall be considered to be included in the Company Registration Statement as of the time specified in Rule 430B.
     “Company Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in the Company Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus and prospectus supplement (including a preliminary prospectus supplement and final prospectus supplement) deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus or a prospectus supplement (including a preliminary prospectus supplement and final prospectus supplement) that is deemed retroactively to be a part of the Company Registration Statement pursuant to Rule 430B shall be considered to be included in the Company Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Company Prospectus” means the Company Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s and the Guarantor’s records pursuant to Rule 433(g) under the Act. “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to the Terms Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being specified in a schedule to the Terms Agreement. “Applicable Time” means the time and date so stated in the Terms Agreement referred to in Section 2.
     Anything to the contrary herein notwithstanding, no representation or warranty of the Company with respect to the Company Registration Statement, the Company Statutory Prospectus, the Company Prospectus or the Company General Disclosure Package, any preliminary prospectus supplement, prospectus supplement, prospectus or free writing prospectus contained therein, or any document deemed a part thereof or incorporated by reference therein, shall be deemed to refer to, apply to, cover or include the Guarantor’s Information (as defined in Section 7(a) below), and for purposes of any such representation or warranty the Company shall be entitled to assume the accuracy of the representations and warranties of the Guarantor set forth in Section 1(B).
     (b) At the time the Company Registration Statement initially became effective, as of its most recent effective date determined pursuant to Rule 430B and on the Effective Date relating to the Offered Securities, the Company Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission (the “Rules and Regulations”). The Company Registration Statement, as of its most recent effective date determined pursuant to Rule 430B and on the Effective Date relating to the Offered Securities, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding two sentences do not apply to any Statement of Eligibility and Qualification (Form T-1) of any Trustee under the Trust Indenture Act, or statements in or omissions from any of such documents in reliance upon and in conformity with (i) the Guarantor’s Information (as defined in Section 7(a) below) or (ii) written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (c) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Company Statutory Prospectus, and any documents listed or disclosed in a schedule attached to the Terms Agreement, all considered together (collectively, the “Company General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Company General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company General Disclosure Package or any Limited Use Issuer Free Writing Prospectus in reliance upon and in conformity with (A) the Guarantor’s Information or (B) written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (d) On the date of the Company Prospectus and on the Closing Date (as defined in Section 2), the Company Prospectus conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to the statements in or omissions from the Company Prospectus in reliance upon and in conformity with (i) the Guarantor’s Information or (ii) written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (e) The documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference in the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package (excluding any documents filed with the Commission by the Guarantor, collectively, the “Company Incorporated Documents”), as of the respective dates of their filing with the Commission, conformed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Rules and Regulations.
     (f) (i) (A) At the time of initial filing of the Company Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well known seasoned issuer” as defined in Rule 405 (“Rule 405”) under the Act.
(ii) The Company Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective no more than three years prior to the date of the Terms Agreement.
(iii) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) (“Rule 401(g)(2)”) under the Act objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2), the Company will (i) promptly notify the Guarantor and the Lead Underwriter (as defined in Section 2), (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Lead Underwriter, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Guarantor and the Lead Underwriter of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice. References herein to the Company Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
(iv) The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities under the Company Registration Statement within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
     (g) (i) At the earliest time after the filing of the Company Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of the Terms Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (h) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Lead Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Company Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Company Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Guarantor and the Lead Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with (i) the Guarantor’s Information or (ii) written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the Company has the limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Company Prospectus and the Company General Disclosure Package and to enter into and perform its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings or financial condition of the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”).

     (j) As of December 31, 2007, the Company had no “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) other than The Pepsi Bottling Group Mexico SRL.
     (k) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.
     (l) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming due authorization, valid execution and delivery thereof by the Guarantor and the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors’ rights generally, by general principles of equity or by the discretion of any court before which any proceeding therefor may be brought.
     (m) The Registered Securities have been duly authorized by the Company and, when issued, executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the Underwriters in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors’ rights generally, by general principles of equity or by the discretion of any court before which any proceeding therefor may be brought.
     (n) The Offered Securities and the Indenture conform in all material respects to the description thereof contained in the Company Prospectus and the Company General Disclosure Package.
     (o) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities in connection with the issuance and sale of the Offered Securities by the Company except such as may be required by the Act and the Trust Indenture Act and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities by the Underwriters.
     (p) The Company is not (i) in violation of its certificate of formation or limited liability company agreement or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company may be bound, or to which any of the property or assets of the Company is subject (collectively, the “Agreements and Instruments”), except, in the case of clause (ii), for such defaults that would not result in a

Company Material Adverse Effect; and the execution, delivery and performance of the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities, the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Company Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the certificate of formation or limited liability company agreement of the Company or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except, in the case of clause (B), for such violations that would not result in a Company Material Adverse Effect). As used in this paragraph, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (q) The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to so possess such Governmental Licenses would not, singly or in the aggregate, have a Company Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Company Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Company Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, singly or in the aggregate, the resolution of which could reasonably be expected to result in a Company Material Adverse Effect.
     (r) No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s principal suppliers, manufacturers, customers or contractors, which, in any case, may reasonably be expected to result in a Company Material Adverse Effect.
     (s) The Company owns, possesses or holds under valid license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it, and the Company has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and the resolution of such infringement or conflict could reasonably be expected to result in, or the invalidity or inadequacy, singly or in the aggregate, would result in, a Company Material Adverse Effect.
     (t) Except as described or incorporated by reference in the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, and there is no statute or regulation, and no agreement, instrument or other document to which, in any case, the Company is a party, or by which, in any case, any of the properties of the Company is bound, that is required to be disclosed in the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package, or which is reasonably expected to result in a Company Material Adverse Effect, or which is reasonably expected to materially and adversely affect the consummation of the transactions contemplated in the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described or incorporated by reference in the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package, including ordinary routine litigation incidental to the business, is not reasonably expected to result in a Company Material Adverse Effect.
     (u) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package, together with the related schedules and notes thereto, present fairly the financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and for the periods indicated. The consolidated balance sheets and consolidated statements of operations, changes in owners’ equity and cash flows of the Company and its subsidiaries at the dates and for the periods specified have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules for such financial statements, if any, included in the Company Registration Statement, the Company Prospectus and Company General Disclosure Package present fairly in accordance with GAAP the information required to be stated therein. Except as disclosed in the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package, the selected historical financial data and the summary historical financial data of the Company and its subsidiaries included in the Company Registration Statement, the Company Prospectus and the Company General Disclosure

Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included in the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package.
     (v) Deloitte & Touche LLP, who have expressed their opinion with respect to the Company’s audited consolidated financial statements and schedule as of December 29, 2007 and as of December 30, 2006, and for each of the fiscal years in the three-year period ended December 29, 2007, was, at the time such opinion was issued, an independent registered public accounting firm within the meaning of Regulation S-X under the Act and the Exchange Act.
     (w) There has not been any Company Material Adverse Effect since the date of the latest annual or quarterly financial statements included in the Company General Disclosure Package, otherwise than as set forth or contemplated in the Company General Disclosure Package.
     (x) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Company General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.
     (y) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (z) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or its subsidiaries or any agent or representative of the Company or its subsidiaries has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as defined in the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any foreign political party or party official thereof or candidate for foreign political office), or immediate family member of any of the foregoing, to obtain or retain business or secure an improper advantage; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted and will conduct their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance with the FCPA and with the representation and warranty contained herein.

     (aa) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (bb) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Company Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”); and (ii) the Company represents and covenants that the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     B. Representations and Warranties of the Guarantor.
     The Guarantor, as of the date of each Terms Agreement referred to in Section 2, represents and warrants to, and agrees with, each Underwriter that:
     (a) A registration statement (No. 333-154314), including a prospectus, relating to the Guarantee has been filed by the Guarantor with the Commission and has become effective. “Guarantor Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto as of or prior to such time, any document then incorporated by reference therein and any information in a prospectus or prospectus supplement (including a preliminary prospectus supplement or final prospectus supplement) deemed or retroactively deemed to be a part thereof at such time pursuant to Rule 430B or 430C. “Guarantor Registration Statement” without reference to a time means the Guarantor Registration Statement as of the time of the first contract of sale for the Guarantee, which time shall be considered the “Effective Date” of the Guarantor Registration Statement relating to the Guarantee. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Guarantor Registration Statement pursuant to

Rule 430B shall be considered to be included in the Guarantor Registration Statement as of the time specified in Rule 430B.
     “Guarantor Statutory Prospectus” as of any time means the prospectus relating to the Guarantee that is included in the Guarantor Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus and prospectus supplement (including a preliminary prospectus supplement and final prospectus supplement) deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus or a prospectus supplement (including a preliminary prospectus supplement and final prospectus supplement) that is deemed retroactively to be a part of the Guarantor Registration Statement pursuant to Rule 430B shall be considered to be included in the Guarantor Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b). “Guarantor Prospectus” means the Guarantor Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
     Anything to the contrary herein notwithstanding, no representation or warranty of the Guarantor with respect to the Guarantor Registration Statement, the Guarantor Statutory Prospectus, the Guarantor Prospectus or the Guarantor General Disclosure Package, any preliminary prospectus supplement, prospectus supplement, prospectus or free writing prospectus contained therein, or any document deemed a part thereof or incorporated by reference therein, shall be deemed to refer to, apply to, cover or include the Company’s Information (as defined in Section 7(b) below), and for purposes of any such representation or warranty the Guarantor shall be entitled to assume the accuracy of the representations and warranties of the Company set forth in Section 1(A).
     (b) At the time the Guarantor Registration Statement initially became effective, as of its most recent effective date determined pursuant to Rule 430B and on the Effective Date relating to the Guarantee, the Guarantor Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations. The Guarantor Registration Statement, as of its most recent effective date determined pursuant to Rule 430B and on the Effective Date relating to the Guarantee did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding two sentences do not apply to any Statement of Eligibility and Qualification (Form T-1) of any Trustee under the Trust Indenture Act, or statements in or omissions from any of such documents in reliance upon and in conformity with (i) the Company’s Information or (ii) written information furnished to the Guarantor or the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.

     (c) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) at or prior to the Applicable Time, the Guarantor Statutory Prospectus, and any documents listed or disclosed in a schedule attached to the Terms Agreement, all considered together (collectively, the “Guarantor General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Guarantor General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Guarantor General Disclosure Package or any Limited Use Issuer Free Writing Prospectus issued by the Guarantor in reliance upon and in conformity with (A) the Company’s Information or (B) written information furnished to the Guarantor or the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (d) On the date of the Guarantor Prospectus and on the Closing Date, the Guarantor Prospectus conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to the statements in or omissions from the Guarantor Prospectus in reliance upon and in conformity with (i) the Company’s Information or (ii) written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (e) The documents filed by the Guarantor with the Commission and incorporated or deemed to be incorporated by reference in the Guarantor Registration Statement, the Guarantor Prospectus and the Guarantor General Disclosure Package (excluding any documents filed with the Commission by the Company, collectively, the “Guarantor Incorporated Documents”), as of the respective dates of their filing with the Commission, conformed in all material respects with the requirements of the Exchange Act and the Rules and Regulations.
     (f) (i) (A) At the time of initial filing of the Guarantor Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Guarantee in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well known seasoned issuer” as defined in Rule 405.

     (ii) The Guarantor Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective no more than three years prior to the date of the Terms Agreement.
     (iii) The Guarantor has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2), the Guarantor will (i) promptly notify the Company and the Lead Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Guarantee, in a form reasonably satisfactory to the Lead Underwriter, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Company and the Lead Underwriter of such effectiveness. The Guarantor will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice. References herein to the Guarantor Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (iv) Pursuant to Rule 457(n) under the Act, there is no separate fee for the registration of the Guarantee under the Act.
     (g) (i) At the earliest time after the filing of the Guarantor Registration Statement that the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of the Terms Agreement, the Guarantor was not and is not an “ineligible issuer,” as defined in Rule 405.
     (h) Guarantor’s Information furnished by the Guarantor specifically for use in an Issuer Free Writing Prospectus, as of the issue date of any such Issuer Free Writing Prospectus and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Lead Underwriter pursuant to Section 1.A.(h), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Guarantor Registration Statement.
     (i) The Guarantor has been duly incorporated and is validly existing under the laws of the State of North Carolina, has the corporate power and authority to own its property and to conduct its business as described in the Guarantor Prospectus and the Guarantor General Disclosure Package, and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not result in a material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings or financial condition of the Guarantor and its subsidiaries on a consolidated basis (a “Guarantor Material Adverse Effect”).

     (j) The Terms Agreement (including the provisions of this Agreement), as of the date of the Terms Agreement, will have been duly authorized, executed and delivered by the Guarantor.
     (k) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Guarantor and, when duly executed and delivered by the Guarantor (assuming due authorization, valid execution and delivery thereof by the Company and the Trustee), will constitute a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors’ rights generally, by any other federal or state laws, by rights of acceleration, or by general principles of equity.
     (l) The Guarantee has been duly authorized by the Guarantor and, when issued, executed and delivered by the Guarantor and, when the Registered Securities, with the Guarantee endorsed thereon, are issued, executed and authenticated in accordance with the Indenture and delivered to and paid for the Underwriters in accordance with the Terms Agreement, the Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, and will be entitled to the benefits of the Indenture, except as such enforceability may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to creditors’ rights generally, or by general principles of equity.
     (m) No consent, approval, authorization, or order of or qualification with any governmental body or agency is, to the Guarantor’s knowledge, required for the performance by the Guarantor of its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture or the Guarantee, except such as may be required by the Act, the Trust Indenture Act and the Blue Sky laws or other securities laws of the various states in which the issuance and sale of the Offered Securities are offered and sold and except to the extent where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a Guarantor Material Adverse Effect.
     (n) The execution and delivery of and performance by the Guarantor of its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the issuance and sale of the Offered Securities, as the case may be, will not contravene any provision of any applicable law or of the Restated Charter or By-Laws of the Guarantor, or of any agreement or other instrument binding upon the Guarantor or any of its subsidiaries that is material to the Guarantor and its subsidiaries taken as a whole, or of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Guarantor or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a Guarantor Material Adverse Effect.
     (o) There has not been any material adverse change (or development involving a prospective material adverse change) in the business, properties, earnings, or financial condition of the Guarantor and its subsidiaries on a consolidated basis from that set forth in the Guarantor’s last periodic report filed with the Commission under the Exchange Act and the rules and regulations promulgated thereunder, otherwise than as set forth in the Guarantor General Disclosure Package. Since the respective dates as of which information is given in the Guarantor Registration Statement, the Guarantor General Disclosure Package and the Guarantor Prospectus, except as otherwise stated therein, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock.
     (p) There are no legal or governmental proceedings pending or, to the Guarantor’s knowledge, threatened, to which the Guarantor or any of its subsidiaries is a party or to which any of the properties of the Guarantor or any of its subsidiaries is subject that is required to be described in the Guarantor Registration Statement, the Guarantor General Disclosure Package and the Guarantor Prospectus and is not so described.
     (q) KPMG LLP, who audited the financial statements and supporting schedules for such financial statements incorporated by reference in the Guarantor Registration Statement, are independent registered public accountants as required by the Act.
     (r) The financial statements of the Guarantor and its subsidiaries included or incorporated by reference in the Guarantor Registration Statement, the Guarantor General Disclosure Package and the Guarantor Prospectus, together with the related schedules and notes, present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules for such financial statements, if any, present fairly in accordance with GAAP the information required to be stated therein.
     2. Purchase and Offering of Offered Securities.
     The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (the “Terms Agreement”) at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time and date not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement (the “Lead Underwriter”) and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities.

For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Company Prospectus and Guarantor Prospectus.
     The Offered Securities delivered to the Underwriters on the Closing Date will be in a form reasonably acceptable to the Lead Underwriter.
     3. Certain Agreements of the Company and the Guarantor. Each of the Company (solely with respect to the Company Registration Statement, the Company Statutory Prospectus and the Company Prospectus) and the Guarantor (solely with respect to the Guarantor Registration Statement, the Guarantor Statutory Prospectus and the Guarantor Prospectus) severally agrees with the several Underwriters, as applicable, that it will furnish to counsel for the Underwriters, one signed copy (which may be a conformed copy delivered electronically) of the Company Registration Statement and the Guarantor Registration Statement, as applicable, including all exhibits, in the form they first became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:
     (a) The Company and the Guarantor have filed or will file each of the Company Statutory Prospectus and Guarantor Statutory Prospectus (including the Company Prospectus and the Guarantor Prospectus), respectively, pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Lead Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of the Terms Agreement. The Company and the Guarantor have complied and will comply with Rule 433.
     (b) For so long as Offered Securities remain unsold by the Underwriters, each of the Company, with respect to the Company Registration Statement and the Company Statutory Prospectus, and the Guarantor, with respect to the Guarantor Registration Statement and the Guarantor Statutory Prospectus, will advise the Lead Underwriter promptly of any proposal to amend or supplement the Company Registration Statement, the Guarantor Registration Statement, any Company Statutory Prospectus or any Guarantor Statutory Prospectus, as the case may be, and will afford the Lead Underwriter a reasonable opportunity for review and comment, which shall in any case not be longer than three business days, and the Company or the Guarantor, as the case may be, shall not file any such proposed amendment or supplement to which the Representatives reasonably object (unless in the judgment of counsel, the Company or the Guarantor is required to file the same (without the need for reliance on Rule 12b-25 under the Exchange Act)), and the Company or the Guarantor, as the case may be, will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Company Registration Statement or the Guarantor Registration Statement, as the case may be, or of any part thereof and each of the Company and the Guarantor will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.
     (c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Company Prospectus or the Guarantor Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Company Prospectus or the Guarantor Prospectus to comply with the Act, the Company or the Guarantor (whichever provided the statements in or omissions from the Company Prospectus or the Guarantor Prospectus to which such event so relates), promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, provided, however, that neither the Company nor the Guarantor shall bear the expense of the preparation and filing of such amendment or supplement after nine months of the date of the applicable Terms Agreement. Neither the Lead Underwriter’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.
     (d) Each of the Company and the Guarantor will furnish to the Representatives, upon request, copies of the Company Registration Statement or the Guarantor Registration Statement, respectively, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Company Prospectus or the Guarantor Prospectus, respectively, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request. The Company and the Guarantor, as the case may be, will pay the expenses of printing and distributing to the Representatives all such documents.
     (e) Each of the Company and the Guarantor shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or Blue Sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Offered Securities. Neither the Company nor the Guarantor shall be required to qualify to do business in any such jurisdiction where it is not presently so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently so subject. The Company and the Guarantor, as the case may be, will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantor, as the case may be, shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (f) As soon as practicable, but not later than 16 months after the date of each Terms Agreement, each of the Company and the Guarantor will make generally available to its security holders and to the Representatives an earnings statement covering a period of at least 12 months beginning as of the date of such Terms Agreement (which need not be audited) that satisfies the provisions of Section 11(a) of the Act.
     (g) Neither the Company nor the Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date.
     (h) Each of the Company and the Guarantor will take such steps as shall be necessary to ensure that it will not be or become an “investment company” as defined in the Investment Company Act of 1940.
     (i) In connection with the offering, until the Representatives shall have notified the Company and the other Underwriters of the completion of the distribution of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Company nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     (j) In connection with the offering, until the Representatives shall have notified the Guarantor and the other Underwriters of the completion of the distribution of the Offered Securities, neither the Guarantor nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest in any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Guarantor nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or the Guarantor of any one or more of the foregoing covenants or extend the time for their performance.
     4. Free Writing Prospectuses. (a) Each of the Company and the Guarantor severally represents and agrees that, unless it obtains the prior consent of the other and of the Lead

Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, the Guarantor and the Lead Underwriter, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Guarantor and the Lead Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantor severally represent that they have treated and agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 164 under the Act and Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     (b) If so indicated in the Terms Agreement, the Company and the Guarantor will together prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Lead Underwriter, and will each file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company and the Guarantor also consent to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company and the Guarantor contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
     5. Payment of Expenses. (a) In addition to the payment of the expenses contemplated by Section 3(c) and Section 3(d), the Company will pay all expenses incidental to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) the fees and expenses of the Company’s accountants and professional advisors; (iii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities; (iv) all expenses in connection with the preparation, printing and delivery of the Company Registration Statement, the Terms Agreement (including the provisions of this Agreement), the Indenture, the Company Prospectus and the Company General Disclosure Package and any other document relating to the issuance, offer, sale and delivery of the Offered Securities (it being understood that, except as otherwise provided in Section 9, the Company shall not pay any such fees or expenses incurred by counsel to the Underwriters in connection with any such offering of Offered Securities); (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such states of the United States as the Representatives designate and the printing of memoranda relating thereto; (vi) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, if any, the review and approval by the Financial

Industry Regulatory Authority (the “FINRA”) of the Underwriters’ participation in the offering and distribution of the Offered Securities; and (vii) any fees charged by investment rating agencies for the rating of the Offered Securities.
     (b) In addition to the payment of the expenses contemplated by Section 3(c) and Section 3(d), the Guarantor will pay all of its expenses incidental to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the Guarantee, including the fees and expenses of the Guarantor’s accountants and professional advisors and all expenses in connection with the preparation, printing and delivery of the Guarantor Registration Statement, the Guarantor Prospectus and the Guarantor General Disclosure Package
     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the respective representations and warranties on the part of the Company and the Guarantor herein, to the accuracy of the respective statements of Company officers and Guarantor officers made pursuant to the provisions hereof, to the performance in all material respects by the Company and the Guarantor of their respective obligations hereunder and to the following additional conditions precedent:
     (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter in customary form, dated the date of delivery thereof, of Deloitte & Touche LLP, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:
(i) in their opinion the consolidated financial statements and financial statement schedules of the Company and its subsidiaries audited by them and included in the Company Prospectus and the Company General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;
(ii) they have performed the procedures specified by the Public Company Accounting Oversight Board (PCAOB) for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on any unaudited financial statements of the Company included in the Company Prospectus and the Company General Disclosure Package;
(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim consolidated financial statements of the Company and its subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
(A) the unaudited condensed consolidated financial statements of the Company and its subsidiaries included in the Company Registration Statement, the Company Prospectus or the Company General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Quarterly Reports on Form 10-Q and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;
(B) at the date of the latest available consolidated balance sheet of the Company and its subsidiaries read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the owners’ net investment or any increase in long-term debt, any decrease in net current assets or any decrease in total owners’ equity, as compared with amounts shown on the latest consolidated balance sheet of the Company and its subsidiaries included in the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package; or
(C) for the period from the closing date of the latest consolidated statement of operations of the Company and its subsidiaries included in the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package to the closing date of the latest available consolidated statement of operations of the Company and its subsidiaries read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net revenues, operating income, income before income taxes or net income;
except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Company Registration Statement, the Company Prospectus and the Company General Disclosure Package discloses have occurred or may occur or which are described in such letter; and
(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information of the Company and its subsidiaries contained in the Company Registration Statement, the Company Prospectus, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the Company General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records of the Company and its subsidiaries and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
All of the Company’s financial statements and schedules included in material incorporated by reference into the Company Registration Statement, the Company

Prospectus or the Company General Disclosure Package shall be deemed included in the Company Prospectus or the Company General Disclosure Package for purposes of this subsection.
          (b) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter in customary form, dated the date of delivery thereof, of KPMG LLP, confirming that they are independent public accountants with respect to the Guarantor within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:
(i) in their opinion the consolidated financial statements and financial statement schedules of the Guarantor and its subsidiaries examined by them and included in the Guarantor Prospectus and the Guarantor General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;
(ii) they have performed the procedures specified by the Public Company Accounting Oversight Board (PCAOB) for a review of interim financial information as described in PCAOB AU 722, Interim Financial Information, on any unaudited financial statements of the Guarantor included in the Guarantor Prospectus and the Guarantor General Disclosure Package;
(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim consolidated financial statements of the Guarantor and its subsidiaries, inquiries of officials of the Guarantor who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
(A) the unaudited condensed consolidated financial statements of the Guarantor and its subsidiaries included in the Guarantor Registration Statement, the Guarantor Prospectus or the Guarantor General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Quarterly Reports on Form 10-Q and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;
(B) at the date of the latest available consolidated balance sheet of the Guarantor and its subsidiaries read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the outstanding common or preferred stock, or any decrease in consolidated total assets or in consolidated common shareholders’ equity or any increase in long-term debt, as compared with amounts shown on the latest consolidated balance sheet of the Guarantor and its subsidiaries included in the Guarantor Registration Statement, the Guarantor Prospectus and the Guarantor General Disclosure Package; or

(C) for the period from the closing date of the latest consolidated statement of operations of the Guarantor and its subsidiaries included in the Guarantor Registration Statement, the Guarantor Prospectus and the Guarantor General Disclosure Package to the closing date of the latest available consolidated statement of operations of the Guarantor and its subsidiaries read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales or in consolidated total or per common share amounts of net income;
except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Guarantor Registration Statement, the Guarantor Prospectus and the Guarantor General Disclosure Package discloses have occurred or may occur or which are described in such letter; and
(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information of the Guarantor and its subsidiaries contained in the Guarantor Registration Statement, the Guarantor Prospectus, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the Guarantor General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Guarantor and its subsidiaries subject to the internal controls of the Guarantor’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records of the Guarantor and its subsidiaries and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
All of the Guarantor’s financial statements and schedules included in material incorporated by reference into the Guarantor Registration Statement, the Guarantor Prospectus or the Guarantor General Disclosure Package shall be deemed included in the Guarantor Prospectus or the Guarantor General Disclosure Package for purposes of this subsection.
          (c) Each of the Company Statutory Prospectuses and the Guarantor Statutory Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 3(a) of this Agreement. No stop order suspending the effectiveness of either the Company Registration Statement, the Guarantor Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantor or any Underwriter, shall be contemplated by the Commission.
          (d) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or the Guarantor and its subsidiaries taken as a whole which, in the judgment of a majority in interest of the Underwriters including the Representatives, if any, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or the Guarantor by Moody’s Investors Service (“Moody’s”) or Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies (“S&P”), or any public announcement that Moody’s or S&P has under surveillance or review its rating of any debt securities of the Company or the Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, if any, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or the Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, if any, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.
          (e) The Representatives shall have received an opinion, dated the Closing Date, of Cravath, Swaine & Moore LLP, special counsel to the Company, substantially to the effect that:
(i) The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware.
(ii) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.
(iii) The Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company, and (assuming due authorization, valid execution and delivery thereof by the Guarantor and the Trustee) constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
(iv) The Registered Securities have been duly authorized, executed and delivered by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Terms Agreement (including the provisions of this Agreement), will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
(v) No consent, approval, authorization or order of, or filing with, any United States federal, New York State or Delaware governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities in connection with the issuance and sale of the Offered Securities by the Company, except as required under the Act, the Trust Indenture Act, applicable state securities or Blue Sky laws.
(vi) The Offered Securities and the Indenture conform in all material respects to the description thereof contained in the Company Prospectus and the Company General Disclosure Package.
(vii) The issue and sale by the Company of the Offered Securities and the consummation of the other transactions contemplated by the Terms Agreement (including the provisions of this Agreement) will not violate any law, rule or regulation of the United States of America or the State of New York or the Limited Liability Company Act of the State of Delaware or, to our knowledge, any order or decree of any court or government agency or instrumentality binding on the Company.
(viii) Based on the certificate dated the date of such counsel’s opinion from an officer of the Company, the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Company Prospectus and the Company General Disclosure Package, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.
(ix) The Company Registration Statement initially became effective under the Act on March 24, 2006 and no stop order suspending the effectiveness of the Company Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

(x) To such counsel’s knowledge, there is no contract, indenture, mortgage, loan agreement, note, lease or other document entered into by the Company or any of its subsidiaries of a character required to be described in the Company Registration Statement or Company Prospectus, or to be filed as an exhibit, which is not described or filed as required.
(xi) The statements made in the Company Prospectus and the Company General Disclosure Package under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to describe material tax consequences of an investment in the Offered Securities, fairly summarize the matters therein described.
          (f) The Representatives shall have received a disclosure letter, dated the Closing Date, of Cravath, Swaine & Moore LLP, special counsel to the Company. Such disclosure letter shall state that, although such counsel has made certain inquiries and investigations in connection with the preparation of the Company Registration Statement, the Company General Disclosure Package and the Company Prospectus, the limitations inherent in the role of outside counsel are such that such counsel cannot and does not assume responsibility for the accuracy or completeness of the statements made in the Company Registration Statement, the Company General Disclosure Package and the Company Prospectus (except to the extent expressly set forth in counsel’s opinion letter separately delivered to you as of its date). Subject to the foregoing and on the basis of information gained in the course of the performance of the services rendered by such counsel, such counsel shall confirm in its disclosure letter that each of the Company Registration Statement, at the time it was last amended or deemed to be amended, and the Company Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the applicable rules and regulations thereunder, except that such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein or any Statement of Eligibility (Form T-1) included as an exhibit to the Company Registration Statement. Furthermore, such disclosure letter shall state that such counsel’s work in connection with the offering did not disclose any information that gave such counsel reason to believe: (i) the Company Registration Statement (insofar as relevant to the offering contemplated by the Company Prospectus) as of the date of the Terms Agreement (the “Applicable Date”), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Company Prospectus, as of its date or at the date of such counsel’s disclosure letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Company General Disclosure Package, considered together as of the Applicable Time on the Applicable Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, except that, in each case, such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein. In providing the above letter, counsel may further note that such counsel has not been called to pass upon, and expresses no view regarding the Guarantor’s Information included in the Company Registration Statement, the Company General Disclosure Package or the Company Prospectus, and counsel shall be entitled to assume the accuracy of the representations and warranties of the Guarantor set forth in Section 1(B). In addition, counsel need express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.
          (g) The Representatives shall have received an opinion, dated the Closing Date, of David Yawman, Managing Director-Delegatee of the Company and Vice President, Associate General Counsel and Assistant Secretary of The Pepsi Bottling Group, Inc., substantially to the effect that:
(i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the Company has the limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Company Prospectus and the Company General Disclosure Package and to enter into and perform its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Company Material Adverse Effect.
(ii) All of the issued limited liability company membership interests of the Company have been duly and validly authorized and issued and are owned directly or indirectly by the Guarantor and The Pepsi Bottling Group, Inc., and, to the best of such counsel’s knowledge, free and clear of all liens, encumbrances, equities, or claims.
(iii) The Company is not (A) in violation of its certificate of formation or limited liability company agreement or (B) in default in the performance or observance of any agreement or instrument, except, in the case of clause (B), for such defaults that would not result in a Company Material Adverse Effect.
(iv) The execution and delivery of and performance by the Company of its obligations under the Terms Agreement (including the provisions of this Agreement), the Indenture and the Offered Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action and will not contravene any provision of the certificate of formation or limited liability company agreement of the Company or of any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument binding upon the Company that is material to the Company and its subsidiaries taken as a whole, or, to such counsel’s knowledge after due inquiry, of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries.
(v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), the Indenture or the Offered Securities in connection with the issuance and sale of the Offered Securities by the Company, except as required under the Act, the Trust Indenture Act, applicable state securities or Blue Sky laws or from the FINRA.
(vi) There is no legal or governmental proceeding pending or threatened, or to such counsel’s knowledge after due inquiry, contemplated, no statute or regulation, and no agreement, instrument or other document to which, in any case, the Company is a party, or by which, in any case, any of the properties of the Company is bound, that is required to be described in the Company Registration Statement, the Company Prospectus or the Company General Disclosure Package that is not so described as required.
          (h) (A) The Representatives shall have received an opinion, dated the Closing Date, of Womble Carlyle Sandridge & Rice, PLLC, special North Carolina counsel to the Guarantor, substantially to the effect that:
     (i) The Guarantor is a corporation in existence under the laws of the State of North Carolina.
     (ii) The Guarantor has authorized by all necessary corporate action, the execution and delivery of the Underwriting Agreement (including the Terms Agreement), the Indenture and the Guarantee.
     (iii) The Underwriting Agreement (including the Terms Agreement), the Indenture and the Guarantee have been duly executed by the Guarantor.
          (B) The Representatives shall have received an opinion, dated the Closing Date, of Davis Polk & Wardwell, special New York counsel to the Guarantor, substantially to the effect that:
(i) The Indenture has been duly qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery by the Guarantor, the Company and the Trustee, the Indenture is a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that counsel need express no opinion as to the (x) enforceability of any waiver of rights under any usury or stay law, and (y) applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any

comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto.
(ii) Assuming due authorization by the Guarantor of the Guarantee, when the Offered Securities, with the Guarantee endorsed thereon, have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the provisions of the Terms Agreement (including the provisions of this Agreement), the Guarantee will constitute the valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that counsel need express no opinion as to the (x) enforceability of any waiver of rights under any usury or stay law, and (y) applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto.
(iii) No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in counsel’s experience is normally applicable to transactions of the type contemplated by the Terms Agreement, the Indenture or the Guarantee is required for the execution, delivery and performance by the Guarantor of its obligations under the Terms Agreement or the Indenture, except such as may be required under federal or state securities or Blue Sky laws as to which counsel need express no opinion.
(iv) Counsel has considered the statements included in the Guarantor Prospectus under the captions “Description of the Notes and the Guarantee” and “Description of Guarantees of Debt Securities” insofar as they summarize provisions of the Guarantee. In counsel’s opinion, such statements fairly summarize these provisions in all material respects.
(v) The execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Indenture, the Guarantee and the Terms Agreement (collectively, the “Documents”) will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, provided that we express no opinion as to (x) federal or state securities laws or (y) any law, rule or regulation that is applicable to the Guarantor, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

(vi) The Guarantor is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Guarantor Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(vii) The Guarantor Registration Statement initially became effective under the Act on October 15, 2008 and, to counsel’s knowledge, no stop order suspending the effectiveness of the Guarantor Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.
          (C) The Representatives shall have received a disclosure letter, dated the Closing Date, of Davis Polk & Wardwell, special New York counsel to the Guarantor. Such disclosure letter shall state that many determinations involved in the preparation of the Guarantor Registration Statement, the Guarantor General Disclosure Package and the Guarantor Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of counsel’s opinion separately delivered in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, counsel are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Guarantor Registration Statement, the Guarantor General Disclosure Package and the Guarantor Prospectus, and counsel have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in counsel’s opinion letter separately delivered to you today as to statements included in the Guarantor Prospectus under the captions “Description of the Notes and the Guarantee” and “Description of Guarantees of Debt Securities”). However, in the course of acting as counsel to the Guarantor in connection with the preparation of the Guarantor Registration Statement, the Guarantor General Disclosure Package and the Guarantor Prospectus, counsel has generally reviewed and discussed with the Underwriters’ representatives and counsel and with certain officers and employees of, and independent public accountants for, the Guarantor the information furnished, whether or not subject to counsel’s check and verification. Counsel has also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Guarantor and others as to the existence and consequence of certain factual and other matters.
          On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:
          (i) the Guarantor Registration Statement and the Guarantor Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

          (ii) nothing has come to counsel’s attention that causes us to believe that, insofar as relevant to the offering of the Offered Securities:
     (a) on the date of the Terms Agreement, the Guarantor Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (b) at the Applicable Time, the Guarantor General Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (c) the Guarantor Prospectus as of the date of the Terms Agreement or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
In providing the above letter, counsel may note that they have not been called to pass upon, and they express no view regarding, (i) the financial statements or financial schedules or other financial or accounting data included in the Guarantor Registration Statement, the Guarantor General Disclosure Package or the Guarantor Prospectus, (ii) any Statement of Eligibility of the Trustee on Form T-1 or (iii) the Company’s Information included in the Guarantor Registration Statement, the Guarantor General Disclosure Package or the Guarantor Prospectus, and counsel shall be entitled to assume the accuracy of the representations and warranties of the Company set forth in Section 1(A). In addition, counsel need express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.
          (i) The Representatives shall have received an opinion, dated the Closing Date, of Thomas H. Tamoney, Jr., Senior Vice President, Deputy General Counsel and Assistant Secretary of the Guarantor, substantially to the effect that:
     (i) The execution, delivery and performance by the Guarantor of its obligations under the Terms Agreement, the Indenture and the Guarantee will not contravene any provision of the Restated Charter or By-Laws of the Guarantor, or of any agreement or other instrument binding upon the Guarantor or any of its subsidiaries that is material to the Guarantor and its subsidiaries taken as a whole, or, to counsel’s knowledge, of any judgment, order, or decree of any governmental body, agency, or court having jurisdiction over the Guarantor or any of its subsidiaries, in each of the foregoing cases except as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole.

     (ii) To counsel’s knowledge, there is no legal or governmental proceeding pending or threatened to which the Guarantor or any of its significant subsidiaries is a party, or by which any of the properties of the Guarantor or its significant subsidiaries is bound, which would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole; and to counsel’s knowledge, there is no agreement or other document that is required to be described in the Guarantor Registration Statement, the Guarantor Prospectus, or the Guarantor General Disclosure Package, or that is required to be filed as an exhibit to the Guarantor Registration Statement, that is not so described or filed.
          (j) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinions or letters, dated the Closing Date, with respect to the validity of the Offered Securities, the Company Registration Statement, the Guarantor Registration Statement, the Company Prospectus, the Guarantor Prospectus, the Company General Disclosure Package, the Guarantor General Disclosure Package and other related matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (k) The Representatives shall have received a certificate, dated the Closing Date, of a Managing Director or Managing Director-Delegatee of the Company stating that:
(i) The representations, warranties and agreements of the Company in Section 1.A. are true and correct as of the Closing Date, and the Company has complied in all material respects with all its agreements contained herein;
(ii) To the best of his or her knowledge, no stop order suspending the effectiveness of the Company Registration Statement or any part thereof has been issued and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission under the Act; and
(iii) To the best of his or her knowledge, there has not been any Company Material Adverse Effect, except as described in the Company Prospectus and the Company General Disclosure Package.
          (l) The Representatives shall have received a certificate, dated the Closing Date, of the Senior Vice President and the Treasurer of the Guarantor, or other officer of the Guarantor reasonably acceptable to the Representatives, stating that:
(i) The representations, warranties and agreements of the Guarantor in Section 1.B. are true and correct as of the Closing Date, and the Guarantor has complied in all material respects with all its agreements contained herein;

(ii) To the best of his or her knowledge, no stop order suspending the effectiveness of the Guarantor Registration Statement or any part thereof has been issued and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission under the Act; and
(iii) To the best of his or her knowledge, there has not been any Guarantor Material Adverse Effect, except as described in the Guarantor Prospectus and the Guarantor General Disclosure Package.
          (m) The Representatives shall have received a letter, dated the Closing Date, of Deloitte & Touche LLP, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection (l).
          (n) The Representatives shall have received a letter, dated the Closing Date, of KPMG LLP, which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection (m).
     Each of the Company and the Guarantor will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents applicable to it as the Representatives may reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.
     7. Indemnification and Contribution.
     (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Company Registration Statement, any Company Statutory Prospectus, the Company Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any statement in or omission or alleged omission from the Guarantor’s Information or (ii) an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any

Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement. It is understood and agreed that the Guarantor’s Information consists only of the information set forth on Schedule A hereto (such information is referred to herein as the “Guarantor’s Information”).
     (b) The Guarantor will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Guarantor Registration Statement, any Guarantor Statutory Prospectus, the Guarantor Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any statement in or omission or alleged omission from the Company’s Information or (ii) an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Guarantor by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement. It is understood and agreed that the Company’s Information consists only of the information set forth on Schedule B hereto (such information is referred to herein as the “Company’s Information”).
     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, the Guarantor, their respective managing directors, directors, officers who signed the Company Registration Statement or Guarantor Registration Statement, affiliates and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Company Registration Statement, Guarantor Registration Statement, any Company Statutory Prospectus, any Guarantor Statutory Prospectus , the Company Prospectus, the Guarantor Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Terms Agreement.
     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Sections 7(c), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fee and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Guarantor on the one hand, as applicable, and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or the Guarantor on the one hand, as applicable, and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The several obligations of the Company and the Guarantor under this Section shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each managing director and director of the Company and the Guarantor, to each officer of the Company and the Guarantor who has signed the Company Registration Statement or the Guarantor Registration Statement, to their affiliates, and to each person, if any, who controls the Company or the Guarantor within the meaning of the Act.
     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor or their respective managing directors or officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Guarantor or any of their respective representatives, officers or managing directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, each of the Company and the Guarantor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3 and Section 5, as the case may be, and the respective obligations of the Company, the Guarantor and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv),

(vi), (vii) or (viii) of Section 6(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(d), the Company shall not be responsible for the expenses of the Underwriters.
     10. Notices. All communications hereunder will be in writing and, (a) if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address specified in the Terms Agreement, (b) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at c/o The Pepsi Bottling Group, Inc., One Pepsi Way, Somers, New York 10589-2212, Attention: Treasurer, with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019-7475, Attention: William Fogg, Esq., or (c) if sent to the Guarantor, will be mailed, delivered or telegraphed and confirmed to it at 700 Anderson Hill Road, Purchase, New York 10577-1444, Attention: Treasurer, with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention: Joseph A. Hall.
     11. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company, the Guarantor and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.
     12. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.
     13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     14. Absence of Fiduciary Relationship. The Company and the Guarantor severally acknowledge and agree that:
     (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantor on the one hand and the Underwriters on the other has been created in respect of any of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement incorporated by reference therein), irrespective of whether the Underwriters have advised or is advising the Company or the Guarantor on other matters;
     (b) the price of the Offered Securities set forth in the Terms Agreement was established by the Company and the Guarantor following discussions and arms-length negotiations with the Representatives, and the Company and the Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Terms Agreement;
     (c) the Company and the Guarantor have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantor and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Guarantor by virtue of any fiduciary, advisory or agency relationship; and
     (d) the Company and the Guarantor waive, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Guarantor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantor, including stockholders, employees or creditors of the Company or the Guarantor.
     15. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
     16. Submission to Jurisdiction. The Company and the Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

Schedule A
Guarantor’s Information
1.	The information in the Guarantor Statutory Prospectus (and corresponding information in the Guarantor Prospectus) identified as Guarantor’s Information in Attachment A-1 hereto.

2.	The information in the Guarantor Registration Statement, other than information in the Guarantor Statutory Prospectus, Guarantor Prospectus or Issuer Free Writing Prospectus marked as (or corresponding to) Company’s Information pursuant to Attachment B-1 or B-2 to Schedule B hereto.

3.	The Guarantor Incorporated Documents.

4.	Any future filings made by the Guarantor with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the time the offering of the Offered Securities is completed.

5.	The information in the Issuer Free Writing Prospectus(es) identified as Guarantor’s Information in Attachment A-2 hereto.

6.	The information in any other “free writing prospectus,” as defined in Rule 405, that the Guarantor agrees to identify as Guarantor’s Information.

Schedule B
Company’s Information
1.	The information in the Company Statutory Prospectus (and the corresponding information in the Company Prospectus) identified as Company’s Information in Attachment B-1 hereto.

2.	The information in the Company Registration Statement, other than information in the Company Statutory Prospectus, Company Prospectus or Issuer Free Writing Prospectus marked as (or corresponding to) Guarantor’s Information pursuant to Attachment A-1 or A-2 to Schedule A hereto.

3.	The Company Incorporated Documents.

4.	Any future filings made by the Company with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the time the offering of the Offered Securities is completed.

5.	The information in the Issuer Free Writing Prospectus(es) identified as Company’s Information in Attachment B-2 hereto.

6.	The information in any other “free writing prospectus,” as defined in Rule 405, that the Company agrees to identify as Company’s Information.

EXHIBIT B
General Use Issuer Free Writing Prospectus

General Use Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Nos. 333-132716 and 333-154314
Pricing Term Sheet
October 21, 2008
BOTTLING GROUP, LLC
6.95% Senior Notes Due 2014

Issuer:	Bottling Group, LLC.

Guarantor:	PepsiCo, Inc.

Security:	6.95% Senior Notes Due 2014

Size:	$1,300,000,000

Maturity:	March 15, 2014

Coupon (Interest Rate):	6.95%

Yield to Maturity:	6.999%

Spread to Benchmark Treasury:	T + 435 basis points

Benchmark Treasury:	3.125% due September 30, 2013

Benchmark Treasury Yield:	2.649%

Interest Payment Dates:	March 15 and September 15 of each year, beginning on March 15, 2009

Guarantee:	The Guarantor will be obligated to unconditionally and irrevocably guarantee the payment of principal of and interest and premium, if any, on the 6.95% Senior Notes Due 2014 on and after the guarantee commencement date (as defined in the prospectus), except that, under the circumstances described in the prospectus under “Description of the Notes and the Guarantee —Guarantee,” such guarantee may not become effective or may become effective as to less than all of the principal of and interest and premium, if any, on the outstanding 6.95% Senior Notes Due 2014.

Optional Redemption:	Make-whole call at any time, with prior consent of PepsiCo, Inc., at the greater of 100% of the principal amount of the notes being redeemed or discounted present value at Treasury rate plus 50 basis points.

Price to Public:	99.793% plus accrued interest, if any, from October 24, 2008.

Settlement Date:	October 24, 2008

CUSIP Number:	10138M AH8

Joint Bookrunners:	Morgan Stanley & Co. Incorporated Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

The Issuer and the Guarantor have each filed a Registration Statement (including a prospectus) with the Securities and Exchange Commission for the Offering to which this communication relates. Before you invest, you should read the prospectuses in those registration statements and other documents the Issuer and the Guarantor have filed with the Securities and Exchange Commission for more complete information about the Issuer, the Guarantor and this Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the Offering will arrange to send you the prospectuses if you so request by calling (1) Morgan Stanley & Co. Incorporated toll-free 1-866-718-1649, (2) Deutsche Bank Securities Inc. toll-free 1-800-503-4611, (3) HSBC Securities (USA) Inc. toll-free 1-866-811-8049, (4) J.P. Morgan Securities Inc. 1-212-834-4533 or (5) Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free 1-866-500-5408.
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